Exhibit 10.7

Bookham, Inc.

Retention Bonus Agreement

     AGREEMENT made February 9 2005, between Bookham, Inc., a Delaware corporation (the “Company”), and Giorgio Anania (the “Participant”).

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. Bonus Payment.

          (a) The Company shall pay to the Participant, subject to the terms and conditions set forth in this Agreement, a cash bonus payment in the amount of GB£240,000 (the “Bonus Amount”) on the earlier of (i) the one-year anniversary of the date hereof, provided that the Participant has been continuously employed by the Company between the date hereof and such anniversary, or (ii) the termination of the Participant’s employment with the Company by the Company without Cause or by the Participant for Good Reason. As used herein, “Cause” means any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant that affects the business reputation of the Company. As used herein, Good Reason” means any significant diminution in the Participant’s title, authority or responsibilities, or any reduction in the annual cash compensation payable to the Participant. In the event that neither of the conditions specified in the first sentence of this Section 1(a) is satisfied on or before the one-year anniversary of the date hereof, the Company shall have no obligation to pay the Bonus Amount to the Participant.

          (b) In the event that the Participant’s employment with the Company is terminated by reason of the Participant’s death or disability prior to the one-year anniversary of the date hereof, the Company shall have no obligation to pay the Bonus Amount to the Participant or his or her estate. For this purpose, “disability” shall mean the inability of the Participant, due to a medical reason, to carry out his or her duties as an employee of the Company for a period of six consecutive months.

          (c) The Bonus Amount may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

          (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

     2. Change in Control. Notwithstanding anything herein to the contrary, upon the consummation of a Change in Control of the Company (as defined in Exhibit A), this Agreement shall terminate and be of no further force or effect.

     3. Withholding Taxes. The Participant acknowledges and agrees that the Company has the right to deduct from the Bonus Amount any federal, state, local or other taxes of any kind required by law to be withheld with respect to the payment of such amount.

     4. Miscellaneous.

          (a) No Rights to Employment. The Participant acknowledges and agrees that the payment of the Bonus Amount is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or entering into this Agreement). The Participant further acknowledges and agrees that this Agreement does not constitute an express or implied promise of continued engagement as an employee or consultant for the one-year vesting period, for any period, or at all.

          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          (e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 2584 Junction Avenue, San Jose, CA 95134 (Attention: Company Secretary). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

          (j) Interpretation. The interpretation and construction of any terms of this Agreement by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.

          (k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

          (l) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Bonus Amount.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BOOKHAM, INC.
By:	/s/ Peter Bordui
	Name:	Peter Bordui
	Title:	Chairman of the Board

/s/ Giorgio Anania

Giorgio Anania
Address:	[_____________________]
[_____________________]

EXHIBIT A

     As used herein, “Change in Control” shall mean:

     (i) the sale of all or substantially all of the assets of the Company;

     (ii) a merger, consolidation, reorganization, recapitalization or share exchange involving the Company with any corporation where, as a result of the transaction, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity including the holding company of such entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity immediately after such transaction;

     (iii) the sale, transfer or disposition of any shares of the Company’s stock to any person or group of persons resulting in that person or persons holding more than fifty percent (50%) of the Company’s total voting securities; or

     (iv) any change in the composition of the Board of Directors of the Company such that the Continuing Directors (as defined below) cease to constitute a majority of the Board. “Continuing Directors” shall mean those directors appointed to the Board who (a) are members of the Board of Directors on the date hereof or (b) are nominated or elected subsequent to the date hereof by at least a majority of the directors who were Continuing Directors at the time of any such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided that a director shall not be a Continuing Director where the director’s initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.